EXHIBIT 15

THIRD AMENDMENT
TO
TECHNOLOGY LICENSE AGREEMENT

This THIRD AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT (this “Amendment”) is effective as of March 13, 2017 (the “Effective Date”), between OMS Investments, Inc., a Delaware corporation having offices at 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067 (“OMS”), and AeroGrow International, Inc., a Nevada corporation having offices at 6075 Longbow Dr., Suite 200, Boulder, Colorado 80301 (“AeroGrow”). OMS and AeroGrow are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

WHEREAS, the Parties are parties to that certain Technology License Agreement, dated as of April 22, 2013 (as amended and supplemented, the “Technology License Agreement”); and

WHEREAS, the Parties wish to amend the Technology License Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Spain. The Additional Territory Term Sheet No. 5 attached as Exhibit A hereto is attached to, and made a part of, the Technology License Agreement.

2.	Italy. The Additional Territory Term Sheet No. 6 attached as Exhibit B hereto is attached to, and made a part of, the Technology License Agreement.

3.	United Kingdom. The Additional Territory Term Sheet No. 7 attached as Exhibit C hereto is attached to, and made a part of, the Technology License Agreement.

4.	Israel. The Additional Territory Term Sheet No. 8 attached as Exhibit D hereto is attached to, and made a part of, the Technology License Agreement.

5.
Incorporation with Technology License Agreement. This amendment is executed and delivered pursuant to the Technology License Agreement and shall be subject to the terms and conditions of, and interpreted in accordance with, the Technology License Agreement. Except as amended hereby, the Technology License Agreement and each of the provisions contained therein shall remain in full force and effect as from the Effective Date. Capitalized terms defined in the Technology License Agreement and not otherwise defined herein shall have the meanings given to them in the Technology License Agreement. For purposes of the Technology License Agreement, as amended hereby, AeroGrow will not be considered an affiliate of OMS.

[Signature page follows]

The Parties have caused this Amendment to be executed as of the Effective Date.

OMS INVESTMENTS, INC.

By: /s/ Aimee M. DeLuca
Name: Aimee M. DeLuca
Title: President

AEROGROW INTERNATIONAL, INC.

By: /s/ J. Michael Wolfe
Name: J. Michael Wolfe
Title: President

[Signature Page to Amendment to Technology License Agreement]

EXHIBIT A

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. 5

This Additional Territory Term Sheet No. 5 (this “Term Sheet”) dated March 13, 2017, is attached to, and made a part of, the Technology License Agreement (as amended and supplemented, “Technology License”) by and between OMS Investments, Inc. (“Licensor”) and AeroGrow International, Inc. (“Licensee”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:	Spain

Termination Rights (for purposes of Section 14.3(b)(ii)):	A minimum of US$50,000 in Net Sales for the 12 months ending March 31, 2020, and for each subsequent Contract Year.

Retailers/Channels of Trade:	Licensee may only sell Licensed Products through Amazon.sp.

Additional Terms:	None.

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein. This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.

EXHIBIT B

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. 6

This Additional Territory Term Sheet No. 6 (this “Term Sheet”) dated March 13, 2017, is attached to, and made a part of, the Technology License Agreement (as amended and supplemented, “Technology License”) by and between OMS Investments, Inc. (“Licensor”) and AeroGrow International, Inc. (“Licensee”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:	Italy

Termination Rights (for purposes of Section 14.3(b)(ii)):	A minimum of US$50,000 in Net Sales for the 12 months ending March 31, 2020, and for each subsequent Contract Year.

Retailers/Channels of Trade:	Licensee may only sell Licensed Products through Amazon.it.

Additional Terms:	None.

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein. This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.

EXHIBIT C

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. 7

This Additional Territory Term Sheet No. 7 (this “Term Sheet”) dated March 13, 2017, is attached to, and made a part of, the Technology License Agreement (as amended and supplemented, “Technology License”) by and between OMS Investments, Inc. (“Licensor”) and AeroGrow International, Inc. (“Licensee”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:	United Kingdom

Termination Rights (for purposes of Section 14.3(b)(ii)):	A minimum of US$50,000 in Net Sales for the 12 months ending March 31, 2020, and for each subsequent Contract Year.

Retailers/Channels of Trade:
Licensee may only sell Licensed Products to retailers in the United Kingdom that sell through the e-commerce channel of trade, including online and television sales (e.g., Amazon and QVC) and through the traditional in-store retail channel, including the following retailers:
1)    John Lewis/Peter Jones
2)    Next
3)    Debenhams
4)    Asda
5)    Shop Direct
6)    Harrod's
7)    House of Fraser
8)    Selfridge's
9)    Lords at Home
10)    Robert Dyas
11)    Matalan

Additional Terms:	None.

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein. This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.

EXHIBIT D

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. 8

This Additional Territory Term Sheet No. 8 (this “Term Sheet”) dated March 13, 2017, is attached to, and made a part of, the Technology License Agreement (as amended and supplemented, “Technology License”) by and between OMS Investments, Inc. (“Licensor”) and AeroGrow International, Inc. (“Licensee”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:	Israel

Termination Rights (for purposes of Section 14.3(b)(ii)):	A minimum of US$50,000 in Net Sales for the 12 months ending March 31, 2020, and for each subsequent Contract Year.

Retailers/Channels of Trade:	Licensee may only sell Licensed Products through Danor Ron Ltd.

Additional Terms:	None.

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein. This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.